Exhibit 99.1

Vivani Medical Receives Regulatory Approval for the Initiation of SLIM-1, a Phase 1 Clinical Trial of NPM-139 Semaglutide Implant in Obesity and Chronic Weight Management

ALAMEDA, Calif., June 25, 2026 -- (GLOBE NEWSWIRE)  -- Vivani Medical, Inc. (Nasdaq: VANI) (“Vivani” or the “Company”), a clinical-stage biopharmaceutical company developing miniature, ultra long-acting drug implants, announced today that it has received approval from Bellberry, a human research ethics committee (HREC) in Australia to initiate SLIM-1™, a Phase 1 clinical trial of NPM-139, a semaglutide implant.

Vivani CEO Adam Mendelsohn, Ph.D., stated, “HREC approval to initiate SLIM-1 in Australia marks an important moment for our Company, clearing the way for near-term, mid-2026, initiation. We are eager to conduct this Phase 1 clinical trial of NPM-139, a semaglutide implant, building on the success of the Phase 1 clinical trial with NPM-119 (exenatide implant) we conducted in Australia in 2025.”

Dr. Mendelsohn continued: “In parallel with the execution of SLIM-1, our team is preparing diligently for SLIM-2 which, pending successful results from SLIM-1, we anticipate will be a dose-ranging efficacy-oriented trial of NPM-139 with the aim of accelerating the development of NPM-139’s clinical program. We believe that the market demand for a miniature, reversible GLP-1 implant technology will be strong, and we are fully committed to bringing this important technology to patients. We are grateful for the regulatory approval to initiate SLIM-1 and we look forward to providing further SLIM-1 updates as we proceed.”

About SLIM-1

SLIM-1 (Semaglutide ultra Long-acting IMplant in obesity) is a Phase 1 open label, randomized, active comparator-controlled clinical trial evaluating a low-dose NPM-139 (semaglutide NanoPortal implant) and Wegovy (0.25 mg/week) over a four-week duration in obese or overweight subjects (n=10 per group). The trial will primarily assess the safety, tolerability, and pharmacokinetics of NPM-139. Weight loss will be measured.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence and improving patient tolerance to their medication. Vivani is developing a portfolio of GLP-1 based implants for metabolic diseases including obesity and type 2 diabetes. These NanoPortal implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the numerous challenges associated with the daily or weekly administration of orals and injectables, including tolerability issues and loss of efficacy. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. For more information, please visit: https://vivani.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that are used in this press release, including express or implied statements regarding the SLIM-1 trial, including initiation, enrollment and read out dates; Vivani’s business, products in development, including the therapeutic potential thereof, the planned development thereof, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, the risks associated with developing biopharmaceutical implants and conducting clinical trials; the risk that observations in preclinical studies will not be replicated in human trials; risks associated with obtaining regulatory approvals; risks of unexpected costs or delays and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Vivani’s expectations in any forward-looking statement. There may be additional risks that Vivani considers immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in Vivani’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on May 13, 2026, as may be supplemented by additional filings with the SEC. Any forward-looking statement made by Vivani in this press release is based only on information currently available and speak only as of the date on which it is made. Vivani undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Company Contact:

Donald Dwyer

Chief Business Officer

info@vivani.com

(415) 506-8462

Investor and Media Relations Contact:

Jami Taylor

Investor and Media Relations Advisor

investors@vivani.com

(415) 506-8462